Hall of Fame Golfer Ernie Els Signs Endorsement Agreement with Jupiter Wellness

Multi-year agreement to utilize Player’s name, endorsement and likeness in connection with the advertisement, promotion and sale of the Jupiter Wellness brands CaniSun, CaniSkin and CaniDermRx.

Jupiter, FL – Accesswire - November 19, 2020 - Jupiter Wellness, Inc. (Nasdaq: JUPW), a developer of innovative sun care and skin care brands today announced it has signed an Endorsement Agreement with World Golf Hall of Famer Ernie Els, one of golf’s most prolific winners with a global reach of victories.

Els, known as “The Big Easy”, is a former World No. 1 and has 72 professional career victories to his name, with four Major Championships and two World Golf Championships. Els was inducted into to the World Golf Hall of Fame in 2011. His success has earned him numerous awards and achievements, including holding the record for the most consecutive weeks inside the Top-10 of the Official World Golf Ranking.

The Els name also has a global reach beyond golfing. Business endeavors, and charitable work through multiple organizations including The Els for Autism Foundation and The Ernie Els & Fancourt Foundation of South Africa, which provides educational and golfing opportunities to underprivileged youth, define the quality of his legacy and reputation. He has received numerous awards for charitable endeavors, including being named one of the Top Five Most Positive Athletes in the World by the United Nations NGO Voting Academy and receiving the Heisman Humanitarian Award 2017 in recognition of his work in autism.

Els commented, “I’ve been using CaniSun sunscreen and I love the product. This is an easy endorsement for someone who is in the sun as much as I am.”

Brian John, CEO of Jupiter Wellness added, “We’re excited that Ernie loves Canisun Suncare Products. His endorsement of our brand is highly impactful and validates our efforts to create top notch products that consumers love.”

To learn more about Ernie Els visit www.ernieels.com, join him on Twitter @TheBig_Easy, and on Instagram @ernieelsgolf.

About Jupiter Wellness
Jupiter Wellness, Inc. (NASDAQ: JUPW) is a developer of innovative Suncare and Skin Care brands and other therapeutics with cannabinoids. The Company’s clinical pipeline of enhanced skin care therapeutics address indications including eczema, burns, HSV1 cold sores, and skin cancer. Jupiter generates revenues from a growing line of proprietary over-the-counter skincare products including CaniSun™ sunscreen and other wellness brands sold through its distribution platform.

For additional information, please visit www.JupiterWellnessinc.com www.Canisun.com. The Company’s public filings can be found at www.Sec.gov.

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